Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The New York Times Companies Supplemental Retirement and Investment Plan

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-156475) of our report dated June 29, 2009 relating to the financial statements and supplemental schedule of The New York Times Companies Supplemental Retirement and Investment Plan appearing in this annual report on Form 11-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
New York, New York

June 29, 2009